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                                                                    EXHIBIT 99.2

        INTERMET CORPORATION
        5445 Corporate Drive
        Troy, MI 48098-2683
        Tel: 248-952-2500
        Fax: 248-952-2501


[INTERMET CORPORATION LOGO]

                                                           NEWS RELEASE

                                                           For IMMEDIATE Release
                                                           Contact: Mike Kelly
                                                           INTERMET Corporation
                                                           248-952-2500


INTERMET REACHES AGREEMENTS WITH MAJOR CUSTOMERS TO AMEND CONTRACTS

COMPANY INTENDS TO WITHDRAW MOTION TO REJECT SUPPLY CONTRACTS

TROY, Mich., December 28, 2004 - INTERMET Corporation (INMTQ.PK) announced today that it has reached agreements with its largest customers to amend certain purchase orders and contracts on mutually satisfactory terms, primarily related to the recovery of scrap-steel and other raw-material costs. INTERMET intends to file a motion today with the Bankruptcy Court for authority to assume these agreements. If the motion is approved by the court, INTERMET intends to withdraw the motion it filed with the court on November 17, 2004, for authority to reject certain executory customer supply contracts.

"We are pleased that agreements have been reached with these important customers, who represent nearly 80 percent of the company's North American business," said Gary F. Ruff, INTERMET's Chairman and CEO. "It is a major step in the right direction as we continue with our restructuring process. We appreciate the support of our customers and we remain committed to helping them meet their needs with quality cast-metal components."

INTERMET informed certain customers in mid-November that it was asking for court authority to reject contracts determined to be burdensome because of terms that did not allow sufficient recovery of raw material costs, primarily scrap steel.

Terms of the amended agreements were not disclosed.

About INTERMET

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. The company has approximately 5,800 employees worldwide. More information is available on the Internet at www.intermet.com. Specific information relating to the Chapter 11 cases filed by INTERMET and certain of its domestic subsidiaries can be found on the Internet at www.administar.net.



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INTERMET Corporation
December 28, 2004
Page 2


Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The word "intends" and similar words and expressions identify forward-looking statements. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET's actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET's ability to consummate its anticipated DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET's profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET's ability, if any, to pass those costs on to its customers; pricing practices of INTERMET's customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET's customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET's financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET's products; deterioration in the market share of any of INTERMET's major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET's facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET's assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET's periodic SEC reports.


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